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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Crown Crafts, Inc.

We have audited the accompanying consolidated balance sheets of Crown Crafts, Inc. and subsidiaries as of April 1, 2001 and April 2, 2000 and the related consolidated statements of operations and comprehensive loss, changes in shareholders' (deficit) equity, and cash flows for each of the three years in the period ended April 1, 2001. Our audits also included the financial statement schedule listed at Item 14. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Crown Crafts, Inc. and subsidiaries as of April 1, 2001 and April 2, 2000, and the results of their operations and their cash flows for each of the three years in the period ended April 1, 2001 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, such financial statement schedule, when considered in relation to the basis consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Atlanta, Georgia
July 6, 2001
(July 23, 2001 as to Notes 6 and 14)


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INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in Registration Statement No. 033-64499 of Crown Crafts, Inc. and Subsidiaries on Form S-8 of our report dated July 6, 2001 (July 23, 2001 as to Notes 6 and 14), appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended April 1, 2001.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


Atlanta, Georgia
September 20, 2001